DHI Group, Inc. Reports Third Quarter 2018 Earnings Results

NEW YORK, New York November 1, 2018 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), today announced the following results for the third quarter ended September 30, 2018:

▪	Revenues were $38.9 million; tech-focused revenues, excluding Dice Europe,[1] were $37.5 million, 1% lower year over year

▪
Net income was $0.9 million, or $0.02 per diluted share, which included $1.9 million, or $0.04 per diluted share, from disposition related and other costs and a small book loss on the spinoff of Rigzone

▪
Cash flow from operations of $0.4 million, reflecting a change in customer billing terms to bring them in line with market standards; Adjusted EBITDA[2] was $7.9 million and Adjusted EBITDA margin[2] was 21%

"I am pleased with the progress we made in moving our business forward this past quarter," said Art Zeile, President and Chief Executive Officer of the Company. “The fundamentals of the business are showing solid improvement, reinforced by clear strategic priorities that are already delivering results. With the addition of a Chief Product Officer and Chief Marketing Officer this quarter, we now have a strong, execution-oriented management team in place. We made meaningful strides forward on the product side and our on-time launch of TalentSearch to Dice customers has been met with favorable results. The changes we made in our sales organization have delivered early wins in attracting new enterprise clients. We are executing well and are fully focused on capitalizing on the opportunity to address a substantial, unmet need in the market for recruiting technology professionals."
Quarterly Financial Highlights

•	Dice[3] revenues were $23.7 million, 6% lower year over year

•	eFinancialCareers revenues were $8.4 million, up 2% year over year

•	ClearanceJobs revenues were $5.4 million, 22% higher than the prior year period, the eleventh consecutive quarter of at least 20% year over year revenue growth

•	Improved metrics for Dice[3] recruitment package customers

▪	6,200 customers, 6% lower year over year, but unchanged sequentially for the third consecutive quarter

▪	Quarterly revenue renewal rate of 76%, up 3 percentage points year over year

▪	Completed the divestitures of the Company's non-core businesses with the spinoff of Rigzone, the Company's oil and gas recruiting platform

▪	Completed the closure of Dice Europe[1], focusing the Company's international resources on eFinancialCareers

▪	Debt outstanding was $17 million as of September 30, 2018, a 60% decrease year over year

1 Dice Europe ceased operations on August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.
3 Includes Dice U.S. and Targeted Job Fairs.

"With the divestitures behind us, we have now transitioned to a simple and more scalable company with three related tech-focused brands," said Luc Gregoire, Chief Financial Officer of the Company. "Our results were in line with our expectation for revenues and slightly better for our Adjusted EBITDA margin as we made progress on rationalizing our expense base. Additionally, trends are improving in several key aspects of our business. We believe that our focused execution will continue to drive progressive improvement, which in turn positions our business for revenue growth and increased profitability in 2019."
Quarterly Business Highlights
Dice

▪
Launched new TalentSearch functionality with Intellisearch as planned in September, one of the most innovative enhancements to Dice's search capabilities in years and unique in the market. Intellisearch gives clients a significantly better search experience by using data science to match candidate skills to job requirements. Likely-to-switch was another enhanced feature delivered with the rollout, which gives employers the ability to gauge the likelihood that a candidate will be receptive to their job offer.

ClearanceJobs

▪	Reached a record number of jobs posted on the site during the third quarter, reflecting the industry-leading relevance of ClearanceJobs to sourcing candidates with government clearance.

▪
Made significant progress in the development of a new platform, which will be the Company's major product release in the 2018 fourth quarter. The platform will include large-scale improvements to user workflows, a fully re-designed messenger app that includes live chat and deeper integration of ClearanceJobs Voice.

eFinancialCareers

▪	Added new functionality called My Job, which allows candidates to more effectively manage their application and interview processes.

Summary Financial Results
($ in millions, except per share data)

	Q3 2018	Q3 2017	Change	Fx Impact
Revenues
Tech-focused(1)	$38.0	$39.8	(5)%	$—
Healthcare (2)	—	6.5	n.m.	—
Corporate & Other (2)	0.9	6.1	(85)%	—
Total Revenues	$38.9	$52.4	(26)%	$—
Net Income	$0.9	$1.1	(18)%
Diluted earnings per share	$0.02	$0.02	—%
Net cash flows from operating activities	$0.4	$3.5	(89)%

	YTD 2018	YTD 2017	Change	Fx Impact
Revenues
Tech-focused(1)	$114.3	$118.6	(4)%	$1.4
Healthcare (2)	—	19.7	n.m.	—
Corporate & Other (2)	9.3	18.6	(50)%	—
Total Revenues	$123.6	$157.0	(21)%	$1.4
Net Income	$4.2	$4.2	—%
Diluted earnings per share	$0.09	$0.09	—%
Net cash flows from operating activities	$8.7	$27.2	(68)%

	Adjusted Revenues (3) (4)			Adjusted EBITDA (3) (4)		Margin
Non-GAAP (3) (4)	Q3 2018	Q3 2017	Change	Q3 2018	Q3 2017	Q3 2018	Q3 2017
Tech-focused(1)	$38.0	$39.8	(5)%	$10.5	$12.1	28%	30%
Corporate and other(2)	—	—	—%	(2.6)	(3.3)	n.m.	n.m.
Total	$38.0	$39.8	(5)%	$7.9	$8.8	21%	22%

	Adjusted Revenues (3) (4)			Adjusted EBITDA (3) (4)		Margin
Non-GAAP (3) (4)	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	YTD 2018	YTD 2017
Tech-focused(1)	$114.3	$118.6	(4)%	$31.6	$39.4	28%	33%
Corporate and other(2)	—	—	—%	(7.9)	(10.0)	n.m.	n.m.
Total	$114.3	$118.6	(4)%	$23.7	$29.4	21%	25%

(1) Dice Europe ceased operations on August 31, 2018, which includes revenues of $0.5M and $1.9M for the third quarters of 2018 and 2017, respectively, and $3.0M and $5.4M for the 2018 and 2017 year-to-date periods, respectively.

(2) Health eCareers was sold on December 4, 2017, majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

(3) See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.
(4) Reconciliations of Revenues to Adjusted Revenues and Net Income, Operating Income, and Operating Cash Flows to Adjusted EBITDA are included toward the end of this press release.

Revenues
Revenues were $38.9 million for the 2018 third quarter, 26% lower year over year. The decrease was primarily attributable to the divestitures of all of the Company’s non-tech businesses, since December 2017.
The decrease was also due to a 6% year over year decline in Dice1 revenues, resulting from a decrease in recruitment package customers during the same period. Partially offsetting the year over year revenue decline was a 22% increase in ClearanceJobs revenues and a 2% increase in eFinancialCareers revenues.

Operating Expenses
Operating expenses were $37.1 million for the 2018 third quarter, a decrease of $12.8 million, or 26%, year over year. This change was primarily attributable to the divestitures of the Company's non-tech businesses, which reduced operating expenses by 25%, or $12.3 million. Operating expenses for the Company's remaining tech-focused business decreased by $0.6 million year over year, mainly driven by lower marketing expenses and a fixed asset impairment in the 2017 third quarter. These decreases were partially offset by increases in disposition related and other costs and legal and professional fees.

Income Tax Expense

The effective income tax rate for the 2018 third quarter was 17%. The decrease from the Company’s expected effective tax rate of 27% was primarily due to the effect of the tax benefit from the spinoff of Rigzone, the Company's oil and gas recruiting platform, partially offset by the vesting of stock based compensation during the quarter.

Net Income

The Company recorded net income of $0.9 million for the 2018 third quarter, or $0.02 per share. Net income includes $1.9 million, or $0.04 per diluted share, from disposition related and other costs, and a loss on the spinoff of Rigzone.

Adjusted EBITDA and Adjusted EBITDA Margin2
Adjusted EBITDA2 excludes the effects of the Company’s divested businesses, disposition-related and other costs, and loss on sale of businesses from both the current and prior year periods. This presentation provides for better comparability of results.

Adjusted EBITDA2 was $7.9 million for the 2018 third quarter, increasing 5% sequentially but declining 10% year over year. The year-over-year decrease was attributable to lower revenues, partially offset by lower operating expenses, primarily marketing spend, which resulted in an Adjusted EBITDA margin2 of 21%.

Operating Net Cash Flows

Operating net cash flows were $0.4 million for the 2018 third quarter, a decrease of $3.1 million year over year, which was driven by lower earnings from our tech-focused and divested businesses.

The conversion of Adjusted EBITDA to cash flow from operations was reduced by a change in the Company's customer billing terms to bring them in line with market standards, as well as by disposition related and other costs.

Capital
Weighted average diluted shares outstanding in the 2018 third quarter was 50.4 million. In May 2018, the Company’s Board of Directors authorized a stock repurchase program that permits the purchase of up to $7 million of the Company's common stock. Under the plan, management has discretion in determining the conditions under which shares may be purchased. During the 2018 third quarter, the Company repurchased approximately 347,000 shares under this authorization. The authorization will remain in effect until May 2019, unless terminated earlier by the Company.

Repurchases will be made in accordance with applicable securities laws in the open market, in privately negotiated transactions or through other means. Depending on acquisition opportunities, market conditions and other factors, these repurchases may commence or cease from time to time without prior notice.

Business Outlook
Looking ahead, the Company believes that its revenues and margins will show continued positive progression. In the 2018 fourth quarter, the Company expects that its revenues will be comparable to the 2017 fourth quarter, excluding Dice Europe, as Dice U.S. continues to narrow its rate of revenue decline. The Company anticipates that as its customer metrics continue to improve, its revenues will show year-over-year growth in early 2019, while its Adjusted EBITDA margin will show progressive improvement in the upcoming quarters. The Company is unable to provide guidance for net income and operating cash flows because we cannot reasonably assess the impact of stock-based compensation and income tax expense.

1 Includes Dice U.S. and Targeted Job Fairs.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information
Art Zeile, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer, will host a conference call today, November 1, 2018, at 8:30 a.m. Eastern Time to discuss the Company’s financial results, recent developments, and progress on its tech-focused strategy.
The call can be accessed by dialing +1-844-890-1790 (in the U.S.) or +1-412-380-7407 (outside the U.S.). Please ask to join the DHI Group, Inc. call. The call will also be available as a webcast through the Investor Relations section of the Company’s website, http://www.dhigroupinc.com.
For those unable to listen to the live broadcast, a replay will be available one hour after the call and can be accessed by dialing +1-877-344-7529 (in the U.S.) or ++1-412-317-0088 (outside the U.S.), passcode 10125138. The replay will be available until November 8, 2018.
Investor Contact
Arbor Advisory Group
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
Director of Corporate Communications
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.

DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower technology professionals and organizations that hire them to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled technology professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets in North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measurements in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted Revenues, adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, other non-recurring income or expense (“Adjusted EBITDA”) and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Revenues
Adjusted Revenues is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues represents Revenues less the revenues of divested businesses. We consider Adjusted Revenues to be an important measure to evaluate the performance of our ongoing businesses and provide comparable results excluding our divestitures.

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
The Company modified its definition of Adjusted EBITDA during the first quarter of 2018 to also exclude severance and retention costs related to dispositions or reorganizations of the Company, the prior operating results of divested businesses, and losses related to legal claims and fees that are unusual in nature or infrequent.  The Company changed its definition of Adjusted EBITDA to provide a more transparent and comparable view of its financial performance.  Accordingly, all prior periods presented have been recast to reflect the current definition.

We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Adjusted Revenues. Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income, operating income, revenue or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017

Revenues	$38,917	$52,424	$123,583	$157,014

Operating expenses:
Cost of revenues	4,424	7,616	14,330	22,681
Product development	5,219	6,423	15,811	19,230
Sales and marketing	13,974	19,988	46,628	59,638
General and administrative	8,843	9,454	28,012	30,779
Depreciation	2,540	2,576	7,155	7,703
Amortization of intangible assets	—	554	482	1,686
Impairment of fixed and intangible assets	—	2,226	—	2,226
Disposition related and other costs	2,085	1,049	5,214	2,236
Total operating expenses	37,085	49,886	117,632	146,179
Gain (loss) on sale of businesses, net	(365)	—	3,435	—
Operating income	1,467	2,538	9,386	10,835
Interest expense	(335)	(1,173)	(1,370)	(2,777)
Other expense	(9)	(3)	(42)	(10)
Income before income taxes	1,123	1,362	7,974	8,048
Income tax expense	193	304	3,746	3,828
Net income	$930	$1,058	$4,228	$4,220

Basic earnings per share	$0.02	$0.02	$0.09	$0.09
Diluted earnings per share	$0.02	$0.02	$0.09	$0.09

Weighted average basic shares outstanding	48,780	48,021	48,589	47,858
Weighted average diluted shares outstanding	50,390	48,502	49,707	48,397

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018		2017
Cash flows from operating activities:
Net income	$930	$1,058	$4,228		$4,220
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,540	2,576	7,155		7,703
Amortization of intangible assets	—	554	482		1,686
Deferred income taxes	1,290	(671)	1,830		(23)
Amortization of deferred financing costs	49	480	146		642
Stock based compensation	1,273	1,687	5,362		6,275
Impairment of fixed assets	—	2,226	—		2,226
Change in unrecognized tax benefits	62	2,288	382		2,358
(Gain) loss on sale of businesses, net	365	—	(3,435)		—
Changes in operating assets and liabilities:
Accounts receivable	2,290	(624)	15,772		10,607
Prepaid expenses and other assets	914	41	1,709		(1,041)
Capitalized contract costs	171	—	(1,587)		—
Accounts payable and accrued expenses	(335)	855	(4,180)		(152)
Income taxes receivable/payable	(1,588)	(2,134)	(1,021)		(3,599)
Deferred revenue	(7,930)	(4,875)	(18,622)		(3,774)
Other, net	362	6	469		51
Net cash flows from operating activities	393	3,467	8,690		27,179
Cash flows from (used in) investing activities:
Net cash received from sale of businesses	—	—	17,542		—
Purchases of fixed assets	(2,368)	(2,430)	(6,604)		(10,160)
Purchases of cost method investments	—	(500)	—	—	(500)
Net cash flows from (used in) investing activities	(2,368)	(2,930)	10,938		(10,660)
Cash flows used in financing activities:
Payments on long-term debt	(2,000)	(2,000)	(30,000)		(17,000)
Proceeds from long-term debt	—	—	5,000		—
Payments under stock repurchase plan	(733)	—	(828)		—
Proceeds from stock option exercises	—	—	—		403
Purchase of treasury stock related to vested restricted stock	(80)	(16)	(547)		(1,125)
Net cash flows used in financing activities	(2,813)	(2,016)	(26,375)		(17,722)
Effect of exchange rate changes	(102)	109	(662)		302
Net change in cash for the period	(4,890)	(1,370)	(7,409)		(901)
Cash, beginning of period	9,549	23,456	12,068		22,987
Cash, end of period	$4,659	$22,086	$4,659		$22,086

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	September 30, 2018	December 31, 2017
Current assets
Cash	$4,659	$12,068
Accounts receivable, net	19,080	38,769
Income taxes receivable	2,284	2,617
Prepaid and other current assets	7,440	5,086
Total current assets	33,463	58,540
Fixed assets, net	14,552	16,147
Acquired intangible assets, net	39,000	45,737
Capitalized contract costs	6,313	—
Goodwill	155,348	170,791
Deferred income taxes	231	469
Other assets	2,498	4,034
Total assets	$251,405	$295,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$19,035	$22,196
Deferred revenue	55,057	83,646
Income taxes payable	1,197	1,129
Total current liabilities	75,289	106,971
Long-term debt, net	16,596	41,450
Deferred income taxes	9,667	8,245
Deferred revenue	1,368	—
Income taxes payable	—	1,489
Unrecognized tax benefits	3,241	2,859
Other long-term liabilities	1,308	2,063
Total liabilities	107,469	163,077
Total stockholders’ equity	143,936	132,641
Total liabilities and stockholders’ equity	$251,405	$295,718

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2018 and 2017 and a balance sheet as of September 30, 2018 and December 31, 2017 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$930	$1,058	$4,228	$4,220
Interest expense	335	1,173	1,370	2,777
Income tax expense	193	304	3,746	3,828
Depreciation	2,540	2,576	7,155	7,703
Amortization of intangible assets	—	554	482	1,686
Non-cash stock based compensation	1,273	1,687	5,362	6,275
Impairment of fixed assets	—	2,226	—	2,226
(Gain) loss on sale of businesses, net	365	—	(3,435)	—
Costs related to strategic alternatives process	—	—	—	807
Disposition related and other costs	2,085	1,049	5,214	2,236
Legal contingencies and fees	157	153	1,777	628
Divested businesses	(28)	(2,011)	(2,243)	(3,020)
Other	8	1	42	10
Adjusted EBITDA	$7,858	$8,770	$23,698	$29,376

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$393	$3,467	$8,690	$27,179
Interest expense	335	1,173	1,370	2,777
Amortization of deferred financing costs	(49)	(480)	(146)	(642)
Income tax expense	193	304	3,746	3,828
Deferred income taxes	(1,290)	671	(1,830)	23
Change in unrecognized tax benefits	(62)	(2,288)	(382)	(2,358)
Change in accounts receivable	(2,290)	624	(15,772)	(10,607)
Change in deferred revenue	7,930	4,875	18,622	3,774
Costs related to strategic alternatives process	—	—	—	807
Disposition related and other costs	2,085	1,049	5,214	2,236
Legal contingencies and fees	157	153	1,777	628
Divested businesses	(28)	(2,011)	(2,243)	(3,020)
Changes in working capital and other	484	1,233	4,652	4,751
Adjusted EBITDA	$7,858	$8,770	$23,698	$29,376

Dice Recruitment Package Customers
Beginning of period	6,200	6,750	6,450	7,050
End of period	6,200	6,600	6,200	6,600

Average for the period (1)	6,200	6,650	6,200	6,750

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,125	$1,108	$1,116	$1,109

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended September 30, 2018
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$6,313	$—	$(4,846)	$1,467
Depreciation	2,481	—	59	2,540
Amortization of intangible assets	—	—	—	—
Non-cash stock based compensation expense	560	—	713	1,273
Disposition related and other costs	1,111	—	974	2,085
Legal contingencies and fees	—	—	157	157
Divested businesses	—	—	(28)	(28)
(Gain) Loss on sale of businesses	—	—	365	365
Other	—	—	(1)	(1)
Adjusted EBITDA	$10,465	$—	$(2,607)	$7,858

	For the three months ended September 30, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$9,485	$(187)	$(6,760)	$2,538
Depreciation	1,789	406	381	2,576
Amortization of intangible assets	28	162	364	554
Non-cash stock based compensation expense	378	143	1,166	1,687
Impairment of fixed assets	—	—	2,226	2,226
Disposition related and other costs	436	195	418	1,049
Legal contingencies and fees	—	—	153	153
Divested businesses	—	(719)	(1,292)	(2,011)
Other	—	—	(2)	(2)
Adjusted EBITDA	$12,116	$—	$(3,346)	$8,770

	For the nine months ended September 30, 2018
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$19,726	$—	$(10,340)	$9,386
Depreciation	6,832	—	323	7,155
Amortization of intangible assets	—	—	482	482
Non-cash stock based compensation expense	1,686	—	3,676	5,362
Disposition related and other costs	2,344	—	2,870	5,214
Legal contingencies and fees	1,000	—	777	1,777
Divested businesses	—	—	(2,243)	(2,243)
(Gain) Loss on sale of businesses	—	—	(3,435)	(3,435)
Other	—	—	—	—
Adjusted EBITDA	$31,588	$—	$(7,890)	$23,698

	For the nine months ended September 30, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$30,700	$(1,279)	$(18,586)	$10,835
Depreciation	5,144	1,451	1,108	7,703
Amortization of intangible assets	108	487	1,091	1,686
Non-cash stock based compensation expense	2,145	416	3,714	6,275
Impairment of fixed assets	—	—	2,226	2,226
Costs related to strategic alternative process	—	—	807	807
Disposition related and other costs	1,274	318	644	2,236
Legal contingencies and fees	—	—	628	628
Divested businesses	—	(1,393)	(1,627)	(3,020)
Adjusted EBITDA	$39,371	$—	$(9,995)	$29,376

	For the three months ended September 30, 2018
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Healthcare	Corporate & Other	Total
Revenues	$37,986	$—	$931	$38,917
Divested businesses	—	—	(931)	(931)
Adjusted Revenues	$37,986	$—	$—	$37,986

	For the three months ended September 30, 2017
Reconciliation of Revenues to Adjusted Revenues	Tech	Healthcare	Corporate & Other	Total
Revenues	$39,814	$6,462	$6,148	$52,424
Divested businesses	—	(6,462)	(6,148)	(12,610)
Adjusted Revenues	$39,814	$—	$—	$39,814

	For the nine months ended September 30, 2018
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Healthcare	Corporate & Other	Total
Revenues	$114,271	$—	$9,312	$123,583
Divested businesses	—	—	(9,312)	(9,312)
Adjusted Revenues	$114,271	$—	$—	$114,271

	For the nine months ended September 30, 2017
Reconciliation of Revenues to Adjusted Revenues	Tech	Healthcare	Corporate & Other	Total
Revenues	$118,638	$19,741	$18,635	$157,014
Divested businesses	—	(19,741)	(18,635)	(38,376)
Adjusted Revenues	$118,638	$—	$—	$118,638

Segment Definitions:
Tech-focused: Dice, Dice Europe (ceased operations on August 31, 2018), eFinancialCareers, ClearanceJobs, and Targeted Job Fairs.
Healthcare:[1] Health eCareers
Corporate & Other:[1] Hcareers, Rigzone, BioSpace, getTalent, and Corporate.

[1] Health eCareers was sold on December 4, 2017, majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

DHI GROUP, INC.
SUPPLEMENTAL DATA - REVENUE DETAIL
(Unaudited)
(in thousands)
	Revenue
	Q3 2018	Q3 2017	Change	$ Fx Impact
Dice (1)	$23,715	$25,238	(6)%	$—
eFinancialCareers	8,388	8,232	2%	(47)
ClearanceJobs	5,422	4,459	22%	—
Tech-focused, excluding Dice Europe	37,525	37,929	(1)%	(47)
Dice Europe (2)	461	1,885	(76)%	3
Tech-focused	37,986	39,814	(5)%	(44)
Healthcare (3)	—	6,462	n.m.	—
Hcareers (3)	—	3,519	(100)%	—
Rigzone (3)	931	1,869	(50)%	(7)
BioSpace (3)	—	746	n.m.	—
getTalent	—	14	n.m.	—
Corporate & Other	931	6,148	(85)%	(7)
Total	$38,917	$52,424	(26)%	$(51)

	Revenue
	YTD 2018	YTD 2017	Change	$ Fx Impact
Dice (1)	$70,486	$76,541	(8)%	$—
eFinancialCareers	25,418	24,068	6%	1,109
ClearanceJobs	15,359	12,637	22%	—
Tech-focused, excluding Dice Europe	111,263	113,246	(2)%	1,109
Dice Europe (2)	3,008	5,392	(44)%	242
Tech-focused	114,271	118,638	(4)%	1,351
Healthcare (3)	—	19,741	n.m.	—
Hcareers (3)	5,329	10,880	(51)%	—
Rigzone (3)	3,771	5,315	(29)%	47
BioSpace (3)	212	2,365	n.m.	—
getTalent		75	n.m.	—
Corporate & Other	9,312	18,635	(50)%	47
Total	$123,583	$157,014	(21)%	$1,398

(1) Includes Dice U.S. and Targeted Job Fairs
(2) Dice Europe ceased operations on August 31, 2018.
(3) Health eCareers was sold on December 4, 2017, majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.